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                                                                    EXHIBIT 23.6

                       CONSENT OF CB RICHARD ELLIS, INC.

     We hereby consent to the reference to the appraisal reports prepared by CB Richard Ellis, Inc., including all qualifications and conditions stated in such reports (copies of which are available for inspection) which appraisals relate to certain real property assets belonging to William Lyon Homes made in connection with the purchase of such assets by The Presley Companies in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger involving The Presley Companies and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          CB RICHARD ELLIS, INC.

                                          By:         /s/ MIKE BREUL
                                             -----------------------------------
                                          Its: Senior Managing Director